Exhibit 10.2

Execution Version

Blackstone Holdings I L.P.

c/o The Blackstone Group L.P.

345 Park Avenue

New York, New York 10154

February 24, 2015

GSO Capital Partners LP

345 Park Avenue

New York, New York 10154

Attn: Bennett Goodman

Re: Performance Earn Out — Side Letter

Dear Bennett:

Reference is made to the SMD Non-Competition and Non-Solicitation Agreement, dated as of December 30, 2011, between you (the “Executive”) and Blackstone Holdings (as defined therein) (the “Non-Competition Agreement”). Capitalized terms not defined herein shall have the meanings assigned to such terms in the Non-Competition Agreement. All other terms of the Non-Competition Agreement not modified herein shall continue in full force and effect in accordance with the terms thereof.

The parties hereby agree to amend the Non-Competition Agreement as follows:

1. Restricted Period. If Blackstone terminates Executive’s employment with Blackstone without Cause (and in the absence of Executive’s permanent disability), the restricted period related to the non-solicitation of clients and investors set forth in Section I.B of the Non-Competition Agreement shall be reduced from twenty-four (24) months to nine (9) months.

2. Permitted Activities. Nothing in Section I.A. of the Non-Competition Agreement shall restrict the Executive from providing asset-management services solely for the exclusive benefit of (i) himself, (ii) J. Albert (Tripp) Smith and/or Douglas Ostrover, (iii) any immediate family members of the preceding and/or (iv) any trust or estate planning vehicle for the benefit of any of the foregoing; provided, that no investors (other than the foregoing) pay any fee to Executive in respect of such services.

3. Remedies. Section IV.B of the Non-Competition Agreement is hereby amended and restated in its entirety as follows:

“B. Forfeiture.

In the event of any breach of this Non-Competition Agreement, the SMD Agreement or any limited liability company agreement, partnership agreement or other governing document of Blackstone to which such SMD is a party, or any termination for Cause (as defined in Section 5 of the

SMD Agreement) of such SMD’s services, (i) such SMD shall no longer be entitled to receive payment of any amounts that are contingent on continued services as an SMD, member or partner, as the case may be, of Blackstone (excluding, for the avoidance, of doubt, return of such SMD’s capital contributions), (ii) all of such SMD’s remaining SMD, member, partner or other interests (including, without limitation, carried interests, but excluding the securities of Blackstone Holdings or The Blackstone Group L.P., a Delaware limited partnership) in Blackstone (whether vested or unvested) shall immediately terminate and be null and void, (iii) all of the securities of Blackstone Holdings or The Blackstone Group L.P., a Delaware limited partnership, subject to vesting or a holdback (i.e., deferred or delayed delivery or prohibitions on transfer) held by or to be received by such SMD or such SMD’s personal planning vehicle(s) shall be forfeited (except to the extent such units were both (x) vested and (y) scheduled to be delivered prior to the applicable breach or termination), (iv) no further such interests or securities will be awarded to such SMD, and (v) all unrealized gains (by investment) related to such SMD’s side-by-side investments (but excluding, for the avoidance of doubt, return of such SMD’s capital) will be forfeited.”

For the avoidance of doubt, as amended by this Side Letter, Section IV.B of the Non-Competition Agreement shall supersede any provision in earlier agreements or arrangements, written or oral, with respect to required forfeitures in the event of any breach of the Non-Competition Agreement, the SMD Agreement, or any limited liability company agreement, partnership agreement or other governing document of Blackstone to which the Executive is a party, or upon the Executive’s termination for Cause.

Except as specifically set forth herein, the terms and conditions of the Non-Competition Agreement shall continue in full force and effect.

[Signature pages follow]

Please indicate your agreement to the foregoing by executing this agreement where indicated below.

BLACKSTONE HOLDINGS I L.P.

By:	Blackstone Holdings I/II GP Inc., its general partner

	By:	/s/ Hamilton E. James
Name: Hamilton E. James
Title: President and Chief Operating Officer

BLACKSTONE HOLDINGS II L.P.

By:	Blackstone Holdings I/II GP Inc., its general partner

	By:	/s/ Hamilton E. James
Name: Hamilton E. James
Title: President and Chief Operating Officer

BLACKSTONE HOLDINGS III L.P.

By:	Blackstone Holdings III L.P., its general partner

	By:	Blackstone Holdings III GP Management L.L.C., its general partner

By:	/s/ Hamilton E. James
Name: Hamilton E. James
Title: President and Chief Operating Officer

BLACKSTONE HOLDINGS IV L.P.

By:	Blackstone Holdings IV GP L.P., its general partner

	By:	Blackstone Holdings IV GP Management (Delaware)
L.P., its general partner

By:	Blackstone Holdings IV GP Management L.L.C., its general partner

By:	/s/ Hamilton E. James
Name: Hamilton E. James
Title: President and Chief Operating Officer

[Signature Page to Side Letter]

EXECUTIVE

/s/ Bennett Goodman
Name: Bennett Goodman

[Signature Page to Side Letter]